

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
PIMCO ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               MAR-31-1995
<CASH>                                          60,590
<SECURITIES>                                         0
<RECEIVABLES>                                   42,826
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               110,275
<PP&E>                                           9,400<F1>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 393,533
<CURRENT-LIABILITIES>                           45,523
<BONDS>                                              0
<COMMON>                                       368,261<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                    (20,710)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                   393,533
<SALES>                                              0<F4>
<TOTAL-REVENUES>                                71,118<F5>
<CGS>                                                0<F4>
<TOTAL-COSTS>                                   49,739<F6>
<OTHER-EXPENSES>                                 9,002<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 13,184
<INCOME-TAX>                                        44
<INCOME-CONTINUING>                             13,140
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    13,140
<EPS-PRIMARY>                                      .26<F8>
<EPS-DILUTED>                                      .07<F9>

<F1> Net of accumulated depreciation and amortization.
<F2> Entity is a partnership. Amount shown represents Partners' Capital.
<F3> Amount shown comprises Unamortized Compensation.
<F4> The Partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5> Amount shown comprises revenues from services.
<F6> Amount shown comprises costs of services.
<F7> Amount shown is from amortization of intangible assets.
<F8> Amount is for the Partnership's General Partner and Class A Limited
Partnership Units.
<F9> Amount is for the Partnership's Class B Limited Partnership Units.
